FOR IMMEDIATE RELEASE

Stanley Works Management Updates Investors

Stanley Also Reiterates 1Q And FY07 Earnings Guidance

New Britain, Connecticut, March 8, 2007 ... At its Investor Day in New York City today, John F. Lundgren, Chairman and Chief Executive Officer, and the management team of The Stanley Works updated investors and analysts on the company’s growth strategies and key profit-enhancing initiatives. Among the points emphasized were the following:

•	The company‘s recent portfolio transition has yielded a diversified portfolio of primarily industrial and commercial businesses that is much less dependent upon large U.S. retailers than just five years ago. For the first time since 1996, no single customer is expected to represent 10% of consolidated sales in 2007 or thereafter. Further, 2007 aggregate sales to U.S. home centers and mass merchants are projected to be approximately 18% of consolidated sales versus 40% just five years ago.

•	The company’s highest priorities include the continuation of its 130-year history of paying cash dividends, the maintenance of upper-tier investment grade debt ratings and the utilization of free cash flow after dividends for strategic acquisitions and opportunistic repurchases of Stanley shares.

•	Management reported that major initiatives including the integrations of recently acquired businesses and profit-improvement plans in its fastening systems business were progressing as expected.

Mr. Lundgren commented: “Today a very capable and experienced management team updated Wall Street analysts and investors on the exciting growth and cost reduction initiatives that represent the heart of their day-to-day efforts. Along with a solid long-term strategy, brand and new product vitality and continued execution, the future is bright for the company and its investors.”

James M. Loree, Executive Vice President & Chief Financial Officer of The Stanley Works (NYSE: SWK), updated first quarter and full year 2007 earnings guidance. Mr. Loree reiterated estimates provided on January 25, 2007:

•	Full-year 2007 total sales growth of approximately 8% and organic sales growth of approximately 2%.

•	Full year 2007 earnings of $4.00-$4.10 per diluted share, an increase of 15-18% over $3.47 earned in 2006 from continuing operations.

•	A tax rate in the 25%-27% range for the year.

•	Free cash flow of $400-$450 million in 2007.

•	First quarter sales growth of 7-8% and organic sales growth of 1-2%.

•	First quarter reported earnings of approximately $0.80 per diluted share, up 78% on continuing operations, including $0.06 of restructuring related charges and $0.06 of non-cash amortization expenses related to acquired HSM monitoring contracts.

•	A tax rate of approximately 26-28% in the quarter.

Mr. Loree reiterated the company’s long-term objectives: 3-5% organic annual sales growth, 8-12% total annual sales growth, mid-teens percentage annual EPS growth, free cash flow in excess of net income and return on capital employed (ROCE) in the 12-15% range.

Free cash flow is defined as cash flow from operations less capital investments; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS

Under the Private Securities Litigation Reform Act of 1995

Statements in the Company’s press release attached to this Current Report on Form 8-K, including but not limited to those regarding the Company’s ability to: (i) deliver 2007 earnings of $4.00 — $4.10 per diluted share; (ii) deliver 2007 total sales growth of approximately 8% and organic growth of approximately 2%; (iii) limit 2007 taxes to a rate of 25-27% (iv) deliver free cash flow of $400 - $450 million in 2007; (v) deliver first quarter total sales growth of 7-8% with organic sales growth of 1-2%; (vi) deliver first quarter reported earnings of approximately 80 cents per diluted share; (vii) limit first quarter restructuring related charges to 6 cents, (viii) limit first quarter non-cash amortization expense related to acquired HSM monitoring contracts to 6 cents (ix) limit the income tax rate applicable in the first quarter to 26-28% and (x) in the long term, to deliver 3-5% organic annual sales growth, 8-12% total annual sales growth, mid-teens percentage annual EPS growth, free cash flow in excess of net income, and return on capital employed (ROCE) in the 12-15% range are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to successfully integrate the Facom, National, HSM and other recent acquisitions, as well as future acquisitions, while limiting associated costs; (ii) the Company’s ability to deliver profit improvement in its Fastening Systems business; (iii) the success of the Company’s efforts to negotiate severance arrangements and lease terminations related to its European reorganization within established parameters; (iv) the Company’s ability to minimize the costs to relocate equipment and inventory; (v) the Company’s ability to complete the Fastening and European reorganizations within anticipated time frames; (vi) the Company’s ability to continue making strategic acquisitions; (vii) the Company’s ability to reduce large customer concentrations; (viii) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (ix) the success of the Company’s efforts to identify and develop new markets for Security Solutions; (x) the Company’s ability to expand the branded tools and hardware platform; (xi) the Company’s success at new product development and introduction and identifying and developing new markets; (xii) the Company’s success in continuing to increase brand support and roll out of the Stanley Fulfillment System; (xiii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (xiv) the success of the Company’s efforts to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodities costs and other inflation increases; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of routine tax audits; (xviii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xix) the continued ability of the Company to access credit markets under satisfactory terms; and (xx) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, materials and products.

The Company’s ability to deliver the results is also dependent upon: (i) the continued success of the Company’s marketing and sales efforts, including the Company’s ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot, Lowe’s and Wal-Mart sales initiatives as well as other programs to stimulate demand for Company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (vi) the ability to continue successfully managing and defending claims and litigation; (vii) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (viii) the Company’s ability to continue improvements in working capital, including inventory reductions and payment terms; (ix) the success of the Company’s efforts to mitigate any cost increases generated by, for example, continued increase in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (x) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the results will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers particularly in consumer channels, inventory management pressures on the Company’s customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.